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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026
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1stdibs.com, Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-40453	94-3389618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue South, 10th Floor New York, New York 10010
(Address of principal executive offices, including zip code)

(212) 627-3929
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DIBS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 2.02    Results of Operations and Financial Condition

On November 5, 2026, 1stdibs.com, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2026. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 2, 2026, David Rosenblatt, the current Chief Executive Officer (“CEO”) of the Company, notified the Company’s board of directors (the “Board”) of his decision to resign from the role of CEO (and principal executive officer), effective January 1, 2027. On November 5, 2026, the Company announced its leadership transition plan. Effective January 1, 2027, Mr. Rosenblatt will transition from CEO to the role of Executive Chairperson of the Board, continuing to serve as a director and providing other services to the Company, as described below. In connection with this transition, Mr. Rosenblatt will cease to be an “executive officer” of the Company as of January 1, 2027. In addition, on November 5, 2026, the Company announced that Bradford Shellhammer, the current Chief Product Officer and Chief Marketing Officer of the Company, will succeed Mr. Rosenblatt as CEO of the Company, effective January 1, 2027, at which time Mr. Shellhammer will also become the principal executive officer and a Section 16 officer of the Company.
In connection with the foregoing CEO transition, the Company expects that Mr. Shellhammer will be appointed to the Board upon assuming the position of CEO on January 1, 2027. The Company anticipates that the Board will increase its size by one director and appoint Mr. Shellhammer to fill the resulting newly created directorship at such time in connection with such transition. Mr. Shellhammer will not receive compensation for service on the Board.
Mr. Shellhammer, age 50, has served as the Company’s Chief Product Officer and Chief Marketing Officer since August 2025. Previously, he served as the Chief Product & Marketing Officer of Rent the Runway, Inc., a leading e-commerce fashion rental and resale business, from January 2025 to August 2025, after joining Rent the Runway as Chief Product Officer in October 2024. From June 2022 to October 2024, he served as Chief Product Officer at Reverb, Inc., a subsidiary of Etsy, Inc. and the largest online marketplace dedicated to musical instruments. Prior to that, Mr. Shellhammer served in various senior and executive roles at Ebay, Inc., a global marketplace, from February 2016 to June 2022, including leading the global buyer experience product management team, Ebay for Charity, and curation and merchandising during his tenure. He is also a three-time founder, including Fab.com, Bezar, and Queerty. Mr. Shellhammer holds a B.A. in Communications and Media Studies from Goucher College and an A.A.S. in Fashion Design from Parsons School of Design.
The full biography and, to the extent applicable, the information required by Item 404(a) of Regulation S-K with respect to Mr. Rosenblatt, age 58, is included in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on March 26, 2026, and is incorporated into this Item by reference.
There are no arrangements or understandings pursuant to which Mr. Shellhammer was appointed as a director or as an officer of the Company. Mr. Shellhammer has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Offer Letter with Mr. Shellhammer
On November 3, 2026, in connection with Mr. Shellhammer’s appointment as CEO, the Company entered into an offer letter with Mr. Shellhammer, which supersedes in its entirety Mr. Shellhammer’s original offer letter in connection with his employment as the Company’s Chief Product Officer and Chief Marketing Officer. The offer letter provides for an initial annual base salary of $600,000 and eligibility to receive an annual cash bonus targeted at $600,000 under the Company’s Executive Bonus Plan. Subject to approval by the Board following the effective date of his promotion, Mr. Shellhammer will receive an annual equity grant of 360,000 restricted stock units (“RSUs”) and a one-time promotion grant of 200,000 RSUs. The annual equity grant and promotion grant will vest in equal quarterly installments over three years and five years, respectively, with vesting commencing in each case on June 8, 2027, subject to his continued employment through each applicable vesting date and the terms of the Company’s 2021 Stock Incentive Plan (the “Plan”) and applicable award agreements. Mr. Shellhammer will continue to be eligible to participate in the Company’s employee benefit plans and Executive Severance Plan. The offer letter also continues the repayment obligations applicable to his previously paid signing bonus of $200,000 and retention bonus of $100,000. If Mr. Shellhammer resigns or is terminated for cause within 24 months after his original employment start date, he must repay 50% of the signing bonus and 100% of the retention bonus within 30 days following his resignation or termination.

The foregoing description of the offer letter with Mr. Shellhammer does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is included as Exhibit 10.1 to this Current Report, which is incorporated by reference into this Item 5.02.
Compensation Arrangement with Mr. Rosenblatt
On November 2, 2026, the Company and Mr. Rosenblatt entered into a compensation arrangement in connection with his anticipated transition from CEO to Executive Chairperson, which compensation arrangement supersedes in its entirety Mr. Rosenblatt’s current offer letter regarding his employment as CEO. The compensation arrangement provides that Mr. Rosenblatt will serve as Executive Chairperson from January 1, 2027 until the earlier of his death, resignation, removal, or incapacity. As Executive Chairperson, Mr. Rosenblatt’s duties will include chairing meetings of the Board, assisting with the transition of his duties as CEO to Mr. Shellhammer, providing advice, guidance, and assistance to the CEO, and providing such other advisory services as the Board deems appropriate from time to time. The compensation arrangement provides that, subject to approval by the Board following the effective date of his appointment as Executive Chairperson, Mr. Rosenblatt will receive an equity grant of 80,000 RSUs. The equity grant will vest in equal quarterly installments over one year, with vesting commencing on June 8, 2027, subject to his continued service through each applicable vesting date and the terms of the Plan and applicable award agreements. Mr. Rosenblatt will continue to be eligible to participate in the Company’s employee benefit plans.
Mr. Rosenblatt will be deemed a non-officer employee of the Company. As a non-officer Executive Chairperson, Mr. Rosenblatt will remain a participant in the Company’s Executive Severance Plan. Except as set forth above, Mr. Rosenblatt will not receive any additional compensation for his service as Executive Chairperson or as a member of the Board.
The foregoing description of the compensation arrangement with Mr. Rosenblatt does not purport to be complete and is qualified in its entirety by reference to the full text of the summary of the compensation arrangement, which is included as Exhibit 10.2 to this Current Report, which is incorporated by reference into this Item 5.02.
Item 7.01 Regulation FD Disclosure.
On November 5, 2026, the Company issued a press release announcing the leadership transition plan. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference into this Item 7.01.
The information contained in Item 7.01 of this Current Report, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report, including Exhibit 99.2, shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 8.01 Other Events.

On November 3, 2026, the Company's Board of Directors authorized the Company to repurchase up to an aggregate of $5.0 million of its common stock (“November 2026 Share Repurchase Program”).

The November 2026 Share Repurchase Program may be effected, from time-to-time, through open market purchases, privately negotiated transactions, Rule 10b5-1 plans, accelerated stock repurchases, block trades, derivative contracts or otherwise in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The November 2026 Share Repurchase Program is not subject to a termination or expiration date, and it does not obligate the Company to acquire any specific number of shares. The timing, price and volume of repurchases will be based on a number of factors, including market conditions, relevant securities laws, and other considerations.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1+	Offer Letter with Bradford Shellhammer
10.2+	Summary of Compensation Arrangement with David Rosenblatt
99.1	Press Release dated November 5, 2026 related to Q3 2026 Earnings Release
99.2	Press Release dated November 5, 2026 related to CEO Transition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+ Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David S. Rosenblatt
Dated: November 5, 2026	David S. Rosenblatt Chief Executive Officer